AS AMENDED THROUGH DECEMBER 13, 1995


               1992 EMPLOYEE STOCK OPTION PLAN

                             OF

                   CUC INTERNATIONAL INC.


     1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to key employees of CUC International Inc., a Delaware corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 15 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of
     such individuals.   No  grant hereunder  shall  be
     made to any director, nor to any employee who the Company determines is an "officer" within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), as hereinafter defined. The Plan provides for the grant of "incentive stock options," within the meaning of
     Section  422A  of  the Internal Revenue  Code  of
     1986, as amended (the "Code"), and "non-qualified stock options."

     2. STOCK SUBJECT TO THE PLAN. Options may be granted under the Plan to purchase in the aggregate not more than fifteen million five hundred twenty-five thousand (15,525,000) shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"), which shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be
     sufficient  to   satisfy the requirements  of  the
     Plan. Subject to the provision of Paragraph 12, any shares subject to an option which for any reason expires, is cancelled or is terminated unexercised as to such shares shall again become available for option under the Plan.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee (the "Committee") consisting of not less than three members of the Board of Directors. A majority of the members shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee. No member of the Committee at the time he is a member of the Committee shall be eligible to be allocated stock or to receive an option or stock appreciation right (an "Allocation") under the Plan or any other plan of the Company or any Subsidiary, except for formula plans as defined in Rule 16b-3(c)(2) or its successors under the 1934 Act and no individual may serve as a member of the Committee if, within one year prior to the commencement of such individual's proposed membership on the Committee, he shall have been eligible to receive an Allocation under the Plan or any other plan of the Company or any Subsidiary.

          Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the individuals who shall receive options; the times when they shall receive them; whether an incentive and/or a non-qualified stock option shall be granted; the number of shares to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments, and if in installments, the number of shares to be subject to each installment; the date each installment shall become exercisable and the term of each installment; to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of each installments; the exercise price; the form of payment upon exercise; to require that the individual remain employed in some capacity with the Company or its Subsidiaries for a period of time from and after the date the option is granted to him; the amount necessary to satisfy the Company's withholding obligation; to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and  to  waive  any such
     restriction;   to  construe  the  respective   option
     agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan;
     to  make  all other determinations   necessary   or
     advisable for administering the Plan; and, with the consent of the optionee, to cancel or modify an option, provided such option as modified does not violate the terms of the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

          No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee.
     In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

     4. ELIGIBILITY. The Committee may, consistent with the purposes of the Plan, grant options from time to time, within 10 years from the date of adoption of the Plan by the Board of Directors, to key employees of the Company or any of its Subsidiaries and covering such number of shares of Common Stock as it may determine; provided, however, that the aggregate market value (determined at the time the stock option is granted) of the shares for which any eligible person may be granted incentive stock options under the Plan or any other plan of the Company, or of a Subsidiary of the Company which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Any option (or the portion thereof) granted in excess of such amount shall be treated as a non-qualified stock option.

     5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Committee, but in no event shall such purchase price be less than 100% of the fair market value of the Common Stock on the date of grant; provided, however, that if, at the time an option is granted, the optionee owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, the exercise price shall not be less than 110% of the fair market value of the Common Stock subject to the option at the time
     of the granting  of  such option.   The fair market
     value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the closing sale price of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and (i) if the Common Stock is quoted on the NASDAQ National Market System, the closing sale price of the Common Stock on such day, or (ii) if the Common Stock is not quoted on the NASDAQ National Market System, the average between the highest bid and the lowest asked prices for the Common Stock on such day on NASDAQ, or
     (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average between the highest bid and lowest asked prices for the Common
     Stock  on such   day as  reported  by  National
     Quotation Bureau,Incorporated; provided that if clauses
     (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the
     Committee   by   any  method  consistent   with
     applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the stock.

     6. TERM OF OPTION. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at the time such option is granted; provided, however, that the term of each incentive stock option granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of granting thereof, and further, provided, that if, at the time an option is granted, the optionee owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of any of its Subsidiaries, the term of the incentive stock option shall be for a period not exceeding five years.
     Options   shall   be  subject  to  earlier  termination
     as hereinafter provided.

     7. EXERCISE OF OPTION. An option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office (at present 707 Summer Street, Stamford, Connecticut 06901), stating whether an incentive stock option or a non-qualified stock option is being exercised, specifying the number of shares as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Stock Option Contract permits installment payments)
     (i) in cash or by certified check, (ii) with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (iii) any combination thereof.

          The Company shall have the right to deduct and withhold from any cash otherwise payable to an optionee, or require that an optionee make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its liability to withhold Federal, state or local income or FICA taxes incurred by reason of the grant or exercise of an option. Certificates representing the shares purchased shall be issued as promptly as practicable, provided that the Company may postpone issuing certificates for such shares for such time as the Company, in its sole discretion, may deem necessary or desirable in order to enable it to comply with any requirements of the Securities Act of 1933, as amended ("Securities Act"), the 1934 Act, any Rules or Regulations of the Securities and Exchange Commission promulgated under either of the foregoing acts, the listing requirements of any securities exchange on which the Company's Common Stock may now or hereafter be listed, or any applicable laws of any jurisdiction relating to the authorization, issuance or sale of securities. The holder of an option shall not have the rights of a stockholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares in payment of an option exercise price shall have the rights of a shareholder with respect to such previously acquired shares. In no case may a fraction of a share by purchased or issued under the Plan.

     8. TERMINATION OF EMPLOYMENT. Any optionee whose employment with the Company (and its Subsidiaries) has
     terminated  for any   reason  other  than  death  or
     permanent  and   total disability (as defined in
     Section 22(e) (3) of the Code) may exercise his option, to the extent exercisable on the date of such termination, at any time within four months after the date of termination, but in no event after the expiration of the term of the option. Options granted to any employee under the Plan shall not be affected by any changes in the status of an optionee so long as he continues to be employed in some capacity with the Company, or any of the Subsidiaries, or a Constituent Corporation.

     Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employee's employment at any time for any reason whatsoever without liability to the Company or any of its Subsidiaries.

     9. DEATH OR DISABILITY OF AN OPTIONEE. If an optionee dies while he is employed by the Company or any of its Subsidiaries, or within three months after the termination of his employment, or if the optionee's employment has terminated by reason of a permanent and total disability (as defined in Section 22(e)(3) of the Code), options granted under this Plan shall become immediately exercisable by his executor, administrator or other person at the time entitled by law to his rights under the option.

     10. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Stock Option Contract, and may contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which may provide, among other things,
     (a) that in the event of the exercise of such option, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act, and (b) that in the event of any disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option within two years from the date of grant of the option or one year from the date of issuance of such shares to him (a "Disqualifying Disposition") the optionee will notify the Company thereof in writing within 30 days after such disposition, pay the Company, on demand, in cash an amount necessary to satisfy its obligation, if any, to withhold any Federal, state or local income taxes or other taxes by reason of such Disqualifying Disposition and provide the Company, on demand, with such
     information as the Company shall   reasonably  request
     to   determine   such obligation.

     11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. The number and kind of shares reserved for issuance hereunder shall be equitably adjusted, in the
     discretion of the Committee,  in the    event    of   a
     stock   split,   stock dividend, recapitalization,
     reorganization,  merger,   consolidation, extraordinary
     dividend, split-up, spin-off, combination, stock repurchase, exchange of shares, warrants or rights offering to purchase stock at a price substantially below fair market value or other similar corporate event affecting the stock, in order to preserve the benefits intended to be made available under the Plan. In the event of any of the foregoing, the number and kind of shares subject to any outstanding option granted pursuant to the Plan and the exercise price of any such option shall be equitably adjusted (including by payment of cash to the holder of such option) in the discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to the holder of an option granted pursuant to the Plan. The determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjustments shall be subject to the same vesting schedule and restrictions to which the underlying option is subject. No fractional shares of Company Stock shall be reserved or authorized or made subject to any outstanding option by any such adjustment.

     12.  AMENDMENTS  AND  TERMINATION OF  THE  PLAN.   The
     Plan was adopted by the Board of Directors on August 28, 1992. No options may be granted under the
     Plan after the tenth anniversary of that date. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order
     that incentive   stock   options  granted  hereunder
     meet the requirements for "incentive stock options" under the Code, or any comparable provisions thereafter enacted and conform to any change in applicable law or to regulations or rulings of administrative agencies. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

     13. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him. Except to the
     extent provided  in  Paragraph 9, options   may   not
     be  assigned,  transferred,   pledged, hypothecated or
     disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

     14. DESIGNATION OF BENEFICIARY. The optionee may designate in writing on forms prescribed by and filed with the Committee prior to the optionee's death a beneficiary or beneficiaries to receive all or part of the options to be delivered to the optionee under this Plan in the event of the death of the optionee at any time on forms prescribed by and filed with the Committee. In the event of the optionee's death, the options to be delivered to the optionee under this Plan with respect to which a designation of a beneficiary
     has  been made   (to   the  extent  such  designation
     is valid and enforceable under applicable law) shall be delivered, in accordance with the Plan, to the designated beneficiary or beneficiaries. Any options to be delivered as to which a designation has not been made shall be delivered to the optionee's estate. If there is any question as to the legal right of any beneficiary to receive delivery of the Plan pursuant to the Plan, the options (and shares issuable
     upon the   exercise  thereof)  may  be  delivered  in
     the sole discretion of the Committee to the estate of the optionee, in which event neither the Company nor any Subsidiary shall have any further liability to anyone with respect to such options.

     15.  SUBSTITUTIONS   AND  ASSUMPTIONS  OF  OPTIONS   OF
     CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
     15) or assume the prior options of such Constituent
     Corporation.

16.  DEFINITIONS.

     (a) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in
          Section 425(f) of the Code.

     (b)  Parent.   The term "Parent" shall have  the  same
          definition as "parent corporation" in Section
          425(e) of the Code.

     (c) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company or any Subsidiary in a transaction to which Section 425(a) of the Code applies (or would apply if the option assumed
          or substituted  were an incentive   stock
          option),  or  any  Parent   or any Subsidiary of
          such corporation.

     17. STOCKHOLDERS' APPROVAL. The Company has determined that stockholder approval is not required in order to grant options under this Plan. In the event that, in the future, the Company determines that stockholder approval is required in order to grant options under this Plan and thereafter seeks such approval, if such approval is declined by the stockholders, then any options granted hereunder may be rescinded in whole or in part in the Company's discretion.

     18. GOVERNING LAW. The Plan and all rights hereunder shall be construed in accordance with an governed by the internal laws of the State of Delaware.